Exhibit 8.82

OPERATING AND SERVICES AGREEMENT

This Agreement is made as of November 20, 2020, by and among American United Life Insurance Company (“AUL”), an Indiana company and OneAmerica Securities, Inc., a registered Broker Dealer (“OAS”) (collectively referred to as “Company”), Baird Funds, Inc. (“Baird Funds”), a Wisconsin corporation, and Robert W. Baird & Co. Incorporated (“Distributor”), a Wisconsin corporation and the distributor for all mutual fund series and classes of shares of the Baird Funds as set forth on Schedule A as may be amended from time to time (each a “Fund”).

PRELIMINARY STATEMENTS

A. Company and the Baird Funds desire to facilitate the purchase and redemption of shares of the Funds which Company makes available to its customers (“Customers”) through one or more omnibus or networked accounts, which number shall be as mutually agreed upon by the parties, in each Fund (each an “Account”) subject to the terms and conditions of this Agreement.

B. Company desires to provide certain record maintenance, shareholder communications, administrative and other related services, and, if applicable, distribution and distribution-related services, all as specified in Schedule B (the “Services”) to its Customers who are beneficial or direct owners of shares of the Funds (“Shareholders”) on the terms and conditions set forth in this Agreement.

AGREEMENTS

The parties agree as follows:

1.                                      Performance of Services. Nothing in this Agreement shall limit Company’s right to engage one or more subcontractors or agents (each, a “Designee”) to provide all or any portion of the Services, but no such engagement shall relieve Company of its duties, responsibilities, obligations, agreements or liabilities under this Agreement.

2.                                      The Accounts.

(a)                                 Each Account shall be opened based upon the information contained in Schedule C to this Agreement, unless Company and Baird Funds mutually agree to use the National Securities Clearing Corporation (“NSCC”) Fund/SERV System (“Fund/SERV”). If Fund/SERV is to be used, each Account shall be opened following the Company’s satisfactory completion and transmission to Distributor of the appropriate information through Fund/SERV necessary to establish a new Account and Distributor’s receipt of such information. In connection with each Account, the Company represents, warrants and certifies that it is authorized to act on behalf of each Customer on whose behalf it is effecting transactions in the Account and that the Account information communicated to Distributor, including the taxpayer ID number, is accurate and correct.

(b)                                 The Fund shall designate each Account with an account number. Account numbers shall be the means of identification when the parties are transacting in the Accounts. The assets in the Accounts are assets of the Shareholders and are segregated from Company’s own assets. Baird Funds agrees to cause the Accounts to be kept open on each Fund’s books regardless of a lack of activity or small position size except to the extent Company takes specific action to close an Account or to the extent the Fund’s prospectus reserves the right to close accounts which are inactive or of a small position size. In the latter two cases, Baird Funds shall give prior notice to Company before closing an Account.

(c)                                  Company agrees promptly to provide the Baird Funds with such information as Baird Funds or Distributor may reasonably request concerning the Shareholders as may be necessary or advisable to enable Baird Funds and Distributor to comply with applicable laws, including, without limitation, state “Blue Sky” laws relating to the sales of Fund shares to the Accounts and SEC “pay-to-play” rules regarding the identification of Shareholders that are government entity investors.

3.                                      Pricing Information. For each Fund, Distributor shall use its best efforts to furnish to Company prior to 6:00 p.m., Central time, on each day that such Fund is open for business (a “Business Day”): (a) the Fund’s closing net asset value for that day, and (b) the daily accrual for interest rate factor (“mil rate”) for those Funds for which the mil rate is calculated. Distributor shall communicate this information via facsimile, or direct systems access acceptable to Company.

4.                                      Price Errors.

(a)                                 Notification. If an adjustment is required in accordance with a Fund’s then current policies on reimbursement (“Fund Reimbursement Policies”) to correct any error in the computation of the net asset value of Fund shares (“Price Error”), Baird Funds or Distributor shall notify Servicer as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund’s other shareholders, the reason for the price change.

(b)                                 Underpayments. If a Price Error causes an Account to receive less than the amount to which it otherwise would have been entitled, Baird Funds shall make all necessary adjustments (subject to the Fund Reimbursement Policies) so that the Account receives the amount to which it would have been entitled.

(c)                                  Overpayments. If a Price Error causes an Account to receive more than the amount to which it otherwise would have been entitled, Company, when requested by Baird Funds (in accordance with the Fund Reimbursement Policies), shall use its best efforts to collect such excess amounts from the applicable customers.

(d)                                 Fund Reimbursement Policies. Baird Funds agrees to treat Company’s customers no less favorably than Baird Funds treats other Fund shareholders in applying the provisions of paragraphs 4(b) and 4(c).

5.                                      Purchase and Redemption Orders.

(a)                                 Fund/SERV Transactions. If the parties choose to use Fund/SERV, the provisions of this Section 5(a) shall apply:

(i)                                     On each Business Day, Company shall accept purchase and/or redemption orders for shares of a Fund that it received prior to the close of trading on the New York Stock Exchange (the “NYSE”) (i.e., 3:00 p.m., Central time, unless the NYSE closes at an earlier time in which case such earlier time shall apply). Servicer shall communicate to Distributor on that Business Day, via Fund/SERV, the purchase or redemption orders for each account (if any) that it received prior to the close of trading on such Business Day (the “Trade Date”). Any orders received by Company after the close of trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. All trades communicated to Distributor in accordance with this paragraph shall be treated by Distributor as if they were received by Distributor prior to the close of trading on the Trade Date.

(ii)                                  All orders are subject to acceptance by Distributor and become effective only upon confirmation by Distributor. Distributor reserves the unqualified right (a) not to accept any specific order for the purchase or exchange of shares, and (b) to require any redemption order to be settled outside of Fund/SERV, in which case the order shall not be “confirmed” by Distributor, but rather shall be accepted for redemption for purposes of the forward pricing rule for settlement outside of Fund/SERV. In the case of a delayed settlement, Company shall provide Distributor with such wire or other instructions as is necessary to enable Distributor to arrange for the wire or other settlement of such redemptions no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940.

(b)                                 Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the provisions of this Section 5(b) shall apply:

(i)                                     On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for shares of a Fund that it received prior to the close of trading on the NYSE and communicate to Distributor the net aggregate purchase or redemption order (if any) for each Account for such Business Day (which is also the Trade Date). This communication shall be by electronic transmission through direct access to Baird Funds’ recordkeeping system, telephone, or facsimile (or by such other means as the parties to this Agreement may agree to in writing) and shall be received by Distributor prior to 8:00 a.m., Central time, on the next Business Day following the Trade Date. All trades communicated to Distributor by this deadline shall be treated by Distributor as if they were received by Distributor prior to the close of trading on the Trade Date.

(c)                                  No Conditional Orders. Company shall not accept any conditional orders. Distributor may in its sole discretion accept or reject an “as of” order. If an “as of” order is accepted by Distributor, Company agrees to indemnify the applicable Fund for any damage to the Fund or its shareholders caused by the acceptance of such order.

(d)                                 Agency. Distributor appoints Company as its agent for the limited purpose of accepting purchase and redemption instructions from its Customers.

(e)                                  Large Trade Notification. Company agrees to provide prior notification to Distributor of any large purchase orders for Fund Shares according to the procedures set forth on Schedule E hereto.

6.                                      Settlement of Transactions.

(a)                                 Fund/SERV Transactions. If the parties choose to use Fund/SERV, all trades placed through Fund/SERV and confirmed by Distributor via Fund/SERV shall settle in accordance with Distributor’s profile within Fund/SERV applicable to Company.

(b)                                 Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV or if the parties to this Agreement are not able to transmit or receive information through Fund/SERV, the provisions of this Section 6(b) shall apply:

(i)                                     Purchases. Distributor shall provide to Company written instructions (“Purchase Instructions”) for wire transfers to the custodian for the applicable Funds. Company shall wire, or arrange for the wire of, the purchase price for each purchase order in accordance with the Purchase Instructions so that the funds are received by the applicable Funds’ custodian by no later than close of business on the next Business Day following the Trade Date and Company shall use its best efforts so that such funds, or a Federal Funds wire system reference number, are provided to Distributor by 10:30 a.m. Central Time. Company agrees that if it or its Designee fails to provide funds to the Funds’ custodian by the close of business on the next Business Day following the Trade Date, then, at the option of Distributor, (A) the transaction may be canceled, or (B) the transaction may be processed at the next-determined net asset value for the applicable Fund after purchase order funds are received. In such event, Company shall indemnify and hold harmless Distributor, Baird Funds and the applicable Fund from any liabilities, costs and damages any may suffer as a result of such failure to provide funds in accordance with such deadline.

(ii)                                  Redemptions. The Baird Funds shall use its best efforts to cause to be transmitted, by wire transfer on the Business Day immediately following the Trade Date, to such account as Servicer shall direct in writing, the proceeds of all redemption orders placed by Company by 8:00 a.m., Central time, on the Business Day immediately following the Trade Date. Should Baird Funds need to extend the settlement on a trade, it shall contact Servicer to discuss the extension; provided, however, that any such extension shall not relieve Distributor of its settlement obligations under applicable law. For purposes of determining the length of settlement, Baird Funds agrees to treat Shareholders who hold shares through the Accounts no less favorably than other shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Federal Funds wire system, the amount attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, Baird Funds shall, on the day the wire is sent, fax such entries to Company or, if possible, send via direct systems access until otherwise directed by Company in writing.

7.                                      Maintenance of Records.

(a)                                 In the event that the parties have executed and agreed to be bound by the terms of the Investment Company Institute’s Standard Networking Agreement (the “NSCC Agreement”) and have filed executed copies with the NSCC, recordkeeping and other administrative services to Shareholders specified in the NSCC Agreement shall be the responsibility of the party indicated in the NSCC Agreement. In all other cases, and for those recordkeeping and administrative services not otherwise addressed in the NSCC Agreement, recordkeeping and administrative services to Shareholders shall be the responsibility of AUL and shall not be the responsibility of the Funds, Baird Funds or Distributor. Neither the Funds, Baird Funds nor Distributor shall maintain separate accounts or records for Shareholders. AUL shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services and in making shares of the Funds available to its Customers.

(b)                                 Upon the reasonable request of a party (the “Requesting Party”) to another party (the “Requested Party”), the Requested Party shall provide the Requesting Party with copies of all the historical records relating to transactions contemplated under this Agreement as are maintained by the Requested Party in the ordinary course of its business, and as may enable the Requesting Party or its representatives, including without limitation its auditors or legal counsel, to (i) monitor and review the Services, (ii) comply with any request of a governmental body or self-regulatory organization, (iii) verify compliance with the terms of this Agreement, (iv) make required regulatory reports, or (v) perform general customer supervision. AUL agrees that it shall permit Baird Funds and Distributor or representatives of either to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services and to verify to Baird Funds’ reasonable satisfaction that all purchase and redemption orders aggregated for each Trade Date were received by Company or its Designees prior to the close of trading on the NYSE on such Trade Date.

(c)                                  The parties agree to cooperate in good faith in providing records to one another pursuant to this Section 7.

8.                                      Account Activity and Distribution Information.

(a)                                 Distributor and/or Baird Funds shall provide Company (i) confirmations of Account activity within two Business Days after each day on which a purchase or redemption of Fund shares is effected for an Account, (ii) statements detailing activity in each Account no less frequently than monthly, and (iii) other information as may be reasonably requested by Company. At such time as transactional information is transmitted by Company through Fund/SERV and Distributor is able to receive it, Distributor and/or Baird Funds shall provide confirmations of Account activity through Fund/SERV on each Business Day as a purchase or redemption of Fund shares is effected for an Account provided that no technical problems prevent transmission of such information through Fund/SERV.

(b)                                 As to each Fund, the Baird Funds or Distributor shall provide Company with all distribution announcement information as soon as it is announced by each Fund. The distribution information shall set forth ex-dates, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by Company. Where possible, Baird Funds or Distributor shall provide Company with direct systems access to Baird Funds’ systems for obtaining such distribution information.

(c)                                  Unless otherwise requested by Company, all dividends and capital gains distributions shall be automatically reinvested on the payable date at net asset value in accordance with each Fund’s then current prospectus.

9.                                      Proxies. Company shall, at its expense, distribute, or arrange for the distribution of, all proxy material furnished by the Funds to each Shareholder and, if applicable, shall vote each Shareholder’s shares as directed by the Shareholder. Company and its agents shall in no way recommend action in connection with or oppose or interfere with the solicitation of such proxies.

10.                               Fund Expenses. Company shall not bear any of the expenses for the cost of registration of the Funds’ shares, preparation of the Funds’ prospectuses, proxy materials, and reports, and the preparation of other related statements and notices required by law.

11.                               Customer Communications.

(a)                                 The Baird Funds and Distributor shall, as applicable, provide in bulk to Company or its authorized representative, at a single address and at no expense to Company, the following shareholder communications materials prepared for circulation to shareholders of record of a Fund in quantities requested by Company which are sufficient to allow mailing thereof by Company and, to the extent required by applicable law, to all Shareholders: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof.

(b)                                 If so requested by Company, Baird Funds or Distributor shall use its best efforts to review sales literature and other marketing materials prepared by Company which relate to the Funds, Baird Funds or Distributor for factual accuracy as to these entities, provided that Baird Funds or Distributor is provided at least five Business Days to review the materials. Neither Baird Funds nor Distributor shall review the materials for compliance with applicable laws. Notwithstanding the foregoing, Company shall provide Baird Funds with copies of all sales literature and other marketing materials which refer to the Funds, Baird Funds or Distributor within five Business Days after their first use, regardless of whether Baird Funds or Distributor has previously reviewed the materials. If so requested by Baird Funds or Distributor, Company shall cease to use any sales literature or marketing materials which refer to the Funds, Baird Funds or Distributor that Baird Funds or Distributor determines, in their sole discretion, to be inaccurate, misleading or otherwise unacceptable.

12.                               Compliance with Laws.

(a)                                 Baird Funds, Distributor, Company and its Designees shall comply with all existing, amended and new laws, rules and regulations applicable to them in connection with the performance of each of their respective obligations under this Agreement, or applicable to the performance of each of their respective businesses. Among other things, all activities conducted by Company and its Designees under this Agreement shall be conducted in accordance with: (i) applicable United States anti-money laundering (“AML”) laws, including without limitation, the Bank Secrecy Act of 1970, as amended, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”); and (ii) sanctions programs administered by Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury and any regulations promulgated thereunder by OFAC.

(b)                                 Company hereby certifies that it has adopted and implemented an AML and OFAC compliance program (the “AML Compliance Program”) that at minimum includes (i) an AML compliance officer designated to administer and oversee the AML program, (ii) ongoing training for appropriate personnel, (iii) internal controls and procedures reasonably designed to prevent and detect suspicious activity monitoring and terrorist financing activities; (iv) procedures to comply with applicable “know your customer” requirements, including the Financial Crimes Enforcement Network issued “Customer Due Diligence Requirements for Financial Institutions”; and (v) appropriate recordkeeping procedures. Company acknowledges and agrees that it will update its AML Compliance Program to comply with any applicable new or amended regulations and acknowledges that it is responsible for complying with such regulations with respect to its customers.

(c)                                  Company and its Designees will not sell or offer for sale shares of any Fund in any state or jurisdiction where Company and its Designees are not qualified to do so or a Fund’s shares are not qualified for sale.

(d)                                 Company hereby certifies that it has adopted and maintains privacy policies and delivers notices of its privacy policies pursuant to Title V of the Gramm-Leach-Bliley Act and Regulation S-P. Company agrees to adhere to the privacy policies adopted by Baird Funds. In particular, Company agrees that it and its Designees will not share any nonpublic personal information concerning any of the Funds’ Shareholders with any third party (other than Baird Funds or Distributor) unless specifically directed by the Baird Funds or allowed under one of the exceptions noted under Regulation S-P. Company hereby certifies that it has implemented and maintains appropriate security measures to protect the personal information of its Customers in accordance with applicable state and federal law. In particular, Company has implemented and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of and to prevent unauthorized access to or use of records and information relating to the Funds and their current and former shareholders.

13.                               Indemnification.

(a)                                 Company shall indemnify, defend and hold harmless Baird Funds, Distributor and each Fund and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, (“Baird Funds Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney’s fees) they incur (“Losses”) insofar as such Losses arise out of or are based upon (i) the provision of Services by Company or its Designees, (ii) Company’s or its Designees’ negligence, willful misconduct or violation of applicable law in the performance of its duties and obligations under this Agreement (including, without limitation, any rule or regulation of any applicable self-regulatory organization to which they are subject), (iii) any breach by Company or its Designees of any material provision of this Agreement, (iv) adherence to instructions that Baird Funds or Distributor reasonably believes were originated by authorized representatives of Company, (v) Company’s use of marketing or promotional materials that were not prepared by Baird Funds and that were not accurately derived from materials prepared by Baird Funds, and (vi) any material breach by Company or its Designees of a representation, warranty or covenant made by it in this Agreement (including the failure to wire funds or provide the Federal Funds reference number thereof by the deadline established in Section 6(b)(i)). If the parties choose to use Fund/SERV, then in consideration of the establishment of the Accounts without the physical delivery of properly executed account applications, and the authorization of the purchase and redemption of non-certificated shares of any of the Funds for Accounts through Fund/SERV without the delivery of a properly executed and guaranteed stock power or other power of attorney, Company shall further indemnify and hold harmless the Baird Funds Indemnitees from and against all Losses that may arise from the establishment of the Accounts or in connection with any orders for the purchase, exchange or sale of shares of the Funds communicated by Company or its agents by way of Fund/SERV. Company shall also reimburse Baird Funds Indemnitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such Losses. This indemnity agreement is in addition to any other liability which Company may otherwise have.

(b)                                 Baird Funds and Distributor shall indemnify, defend and hold harmless Company and each of its affiliates, directors, officers, employees and agents and each person who controls it within the meaning of the Securities Act of 1933, as amended, (the “Company Indemnitees”) from and against any and all Losses insofar as such Losses arise out of or are based upon (i) Baird Funds’ or Distributor’s negligence or its Designees, willful misconduct or violation of applicable law in the performance of their duties and obligations under this Agreement, (ii) any breach by Baird Funds or Distributor of any material provision of this Agreement, (iii) any untrue or alleged untrue statement of a material fact contained in the prospectus or statement of additional information of any Fund or any promotional material or other information furnished to Company by Baird Funds or Distributor, in writing, for distribution to the Shareholders, and (iv) any material breach by Baird Funds or Distributor of a representation, warranty or covenant made in this Agreement. Baird Funds and Distributor shall also reimburse the Company Indemnitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such Losses. This indemnity agreement is in addition to any other liability which Baird Funds and Distributor may otherwise have.

(c)                                  Promptly after receipt by a party entitled to indemnification under this Section 13 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 13 (the “Indemnifying Party”), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 13. In case any such action is brought against any Indemnified Party, and it notified the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Indemnifying Party shall not be liable to such Indemnified Party under this Section 13 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party may not settle any action without the written consent of the Indemnifying Party. The Indemnifying Party may not settle any action without the written consent of the Indemnified Party unless such settlement completely and finally releases the Indemnified Party from any and all liability. In either event, consent shall not be unreasonably withheld.

14.                               Representations and Warranties.

(a)                                 Baird Funds and Distributor. Baird Funds and Distributor each represents and warrants to Company that:

(i)                                     It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

(ii)                                  This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

(iii)                               No consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iv)                              The execution, performance and delivery of this Agreement shall not result in it violating any applicable law or breaching or otherwise impairing any of its contractual obligations; and

(v)                                 The Funds are, and shall be, registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), or series or classes thereof, and Fund shares sold by the Funds are, and shall be, registered under the Securities Act of 1933, in each case, except to the extent the Company is so notified in writing.

(b)                                 Company. Company represents and warrants to Baird Funds and Distributor that:

(i)                                     It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

(ii)                                  This Agreement constitutes the legal, valid and binding obligation of Company and is enforceable against Company in accordance with its terms;

(iii)                               No consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(iv)                              The execution, performance and delivery of this Agreement shall not result in Company or any Designee violating any applicable law or breaching or otherwise impairing any of its contractual obligations;

(v)                                 The arrangements provided for in this Agreement shall be disclosed to Customers;

(vi)                              It and each Designee is not and shall not be a “fiduciary” with respect to the provision of the Services for any Plan as such term is defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”);

(vii)                           Neither the provision of the Services to the Shareholders under this Agreement by Company or any Designee nor the receipt of any fees or other compensation related to such Services constitutes or shall constitute a non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

(viii)                        It and each Designee is registered as a broker-dealer under the 1934 Act and any applicable state securities laws, including any laws applicable as a result of entering into and performing the Services set forth in this Agreement, or is not required to be so registered; and

(ix)                              It and each Designee is a member of the Financial Industry Regulatory Authority (“FINRA”) and agrees to maintain membership in FINRA and to abide by all the rules and regulations of FINRA which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies.

15.                               Effective Date; Termination.

(a)                                 This Agreement shall be effective as of the date indicated above and shall continue in full force and effect so long as its continuation is approved in the manner set forth in the 1940 Act, until terminated as set forth below.

(b)                                 Any party may terminate this Agreement by providing 90 days’ prior written notice to the other parties.

(c)                                  This Agreement may be terminated at any time, without payment of a penalty, by (i) vote of a majority of the Fund’s disinterested directors, or (ii) vote of a majority of the Fund’s shareholders, on 60 days’ written notice to Company.

(d)                                 This Agreement will automatically terminate (i) in the event of its assignment; or (ii) if the distribution agreement between Distributor and Baird Funds is terminated.

(e)                                  If OAS provides any services under the 12b-1 Plan as set forth in Exhibit B, this Agreement will automatically terminate if the 12b-1 Plan is terminated by the Fund’s Board of Directors.

(f)                                   Notwithstanding the foregoing, this Agreement may be terminated by any party (i) at any time by giving 30 days’ prior written notice to the other parties in the event of a material breach of this Agreement by any other party or parties that is not cured during such 30-day period, and (ii) at any time by giving written notice to the other parties: (A) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement by FINRA, the Securities and Exchange Commission, or any other regulatory body provided that the terminating party has a reasonable belief that the institution of formal proceedings is not without foundation and shall have a material adverse impact on the terminating party; (B) in the event shares of a Fund are not registered, issued or sold in conformance with Federal law (prompt notice shall be given by either party to the other in the event the conditions of this provision occur); (C) as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party; and (D) if and when applicable, at such time as any party ceases to participate in Fund/SERV or no longer has direct access to the NSCCs Networking System.

(g)                                  In the event of termination, each party’s obligations shall survive until no assets remain in the Accounts; provided, however, that Baird Funds shall have no obligation to open new Accounts pursuant to Section 2(a).

(h)                                 The indemnification obligations of the parties in Section 13 shall survive the termination of this Agreement.

16.                               Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Wisconsin.

17.                               Amendment and Waiver. No provision of this Agreement shall be modified, amended or waived except in writing and only when signed by all of the parties to this Agreement. Notwithstanding anything in this Agreement to the contrary, Baird Funds may unilaterally amend Schedule A to this Agreement to add additional investment companies, or series or classes thereof, (“New Funds”), as Funds by sending to Company a written notice of the New Funds. No waiver of any provision of this Agreement shall be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth in this Agreement shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

18.                               Entire Agreement. This Agreement contains the full and complete understanding between the parties with respect to the transactions covered and contemplated under this Agreement, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

19.                               Relationship of Parties; No Joint Venture, Etc. Except for the limited purpose provided in Section 5(d), all Services performed under this Agreement by Company shall be as an independent contractor and not as an employee or agent of Baird Funds, Distributor or the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among any of the parties.

20.                               Operations of Funds. In no way shall the provisions of this Agreement limit the authority of any Fund, the Baird Funds or Distributor to take any action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its shares. In no way shall the provisions of this Agreement limit the authority of Company to take any action as it may deem appropriate or advisable in connection with all matters relating to the provision of Services or the shares of funds other than the Funds offered to Customers.

21.                               Notices. All notices under this Agreement shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the respective parties as follows:

if to Company:

OneAmerica Financial Partners
1 American Square
Indianapolis, In 46206
Attention:	Director, RS Investments
Facsimile No.: ( )

if to the Baird Funds:

Baird Funds, Inc.

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Peter Hammond

With a copy to:

Baird Funds, Inc.

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: General Counsel

Facsimile No.: (414)298-7800

if to Distributor:

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Peter Hammond

With a copy to:

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: General Counsel

Facsimile No.: (414) 298-7800

22.                               Expenses. All expenses incident to the performance by each party of its respective duties under this Agreement shall be paid by that party.

23.                               Time of Essence. Time shall be of the essence in this Agreement.

24.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

25.                               Title Passage. All sales of shares hereunder are made, and title to shares of the Funds shall pass, in Milwaukee, Wisconsin.

26.                               Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

27.                               Services Addressing Short Term Trading. Company further agrees to provide such assistance and cooperation as Baird Funds or Distributor may reasonably request in identifying and deterring market timing and other frequent trading activity, including without limitation providing Baird Funds or Distributor, promptly upon request, with information (including taxpayer identification numbers or other government-issued identifiers) of all Shareholders who have purchased, redeemed, transferred or exchanged Fund shares held through Company, and the amounts and dates of such Shareholder purchases, redemptions, transfers and exchanges as described below.

(a)                                 Shareholder Information

(i)                                     Agreement to Provide Information. Company agrees to provide Baird Funds, upon written request by Baird Funds or Distributor, the taxpayer identification number (“TIN”), individual/international taxpayer identification number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) (as defined in Section 27(c) below) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares held through an account maintained by the Company during the period covered by the request.

(ii)                                  Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. Baird Funds or Distributor may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by Baird Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Fund.

(iii)                               Form and Timing of Response. (A) Company agrees to provide, promptly upon request of Baird Funds or Distributor, the requested information specified in Section 27(a)(i). If requested by Baird Funds or Distributor, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 27(a)(i) is itself a financial intermediary within the meaning of Rule 22c-2 under the 1940 Act (“indirect intermediary”) and, upon further request of Baird Funds or Distributor, promptly either: (i) provide (or arrange to have provided) the information set forth in Section 27(a)(i) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, shares of a Fund. Company additionally agrees to inform Baird Funds or Distributor whether it plans to perform either clause (i) or (ii). (B) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. (C) To the extent practicable, the format for any transaction information provided to Baird Funds or Distributor should be consistent with the NSCC Standardized Data Reporting Format.

(iv)                              Limitations on Use of Information. Baird Funds and Distributor agree that such information shall only be used for the purpose of enforcing Baird Funds’ market timing policies and not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

(b)                                 Agreement to Restrict Trading

(i)                                     Instructions. Company agrees to execute written instructions from Baird Funds or Distributor to restrict or prohibit further purchases or exchanges of Fund shares by a Shareholder that has been identified by Baird Funds or Distributor as having engaged in transactions of Fund shares (directly or indirectly through the Servicer’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

(ii)                                  Form of Instructions. Instructions must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(iii)                               Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

(iv)                              Confirmation by Company. Company must provide written confirmation to Baird Funds or Distributor that instructions to restrict or prohibit trading have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than 10 business days after the instructions have been executed.

(c)                                  Definitions

For purposes of this Section 27:

(i)                                     The term “Shareholder” means the beneficial owner of shares of a Fund whether the shares are held directly or by the Company in nominee name. The term “Shareholder” also means the plan participant notwithstanding that the plan may be deemed to be the beneficial owner of shares of a Fund.

(ii)                                  The term “written” includes electronic writings and facsimile transmissions.

(iii)                               The term “purchase” does not include the automatic reinvestment of dividends and capital gain distributions.

(iv)                              The “term” promptly as used in Section 27(a)(i) shall mean as soon as practicable but in no event later than 10 business days from Company’s receipt of the request for information from Baird Funds or Distributor.

28.                               Compliance With Rule 12b-1 Distribution Plan and Laws. Certain of the Funds may have adopted or may, in the future, adopt a plan (the “12b-1 Plan”) pursuant to Rule 12b-1 under the 1940 Act. To the extent OAS provides services under the terms of the 12b-1 Plan, the following shall apply.

(a)                                 Distributor and OAS shall comply with the 12b-1 Plan, and all laws, rules and regulations applicable to them in connection with the performance of each of their respective obligations under this Agreement or applicable to the performance of each of their respective businesses, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Bank Secrecy Act of 1970, as amended and the USA PATRIOT Act of 2001 (and all rules and regulations thereunder) and applicable FINRA rules.

(b)                                 Distributor and OAS agree to comply with the FINRA Conduct Rules, including, without limitation, NASD Rule 2830 (or any successor rule), in connection with offers and sales of shares of the Funds to Customers. In furtherance of the foregoing, OAS specifically agrees not to withhold any Customer’s order for shares of a Fund so as to profit as a result of such withholding; not to purchase any shares of a Fund except for the purpose of covering purchase orders previously received from Customers or for OAS’s own investment; and to transmit promptly payments received from Customers for the purchase of shares of a Fund (and, in any event, prior to 3:00 p.m. Central Time on the third business day following receipt of a Customer’s order or prior to 3:00 p.m. Central Time on the first business day following receipt of the Customer’s payment for such shares, whichever is later). Distributor and OAS agree that there is not any agreement or understanding under which any transactions in portfolio securities for the Funds (or related commissions, markups or other remuneration) are directed to OAS in consideration for its promotion or sale of shares of the Funds. OAS agrees not to favor or disfavor the sale or distribution of Fund shares on the basis of brokerage commissions received or expected from any source, and not to demand or require brokerage commissions or solicit a promise of such commissions as a condition to the sale or distribution of Fund shares. Distributor will not offer or promise to OAS brokerage commissions from any source as a condition to the sale or distribution of Fund shares, and Distributor will not request or arrange for the direction to OAS of a specific amount or percentage of brokerage commissions conditioned upon OAS’s sales or promise of sales of Fund shares. Distributor and OAS agree that the provisions contained above do not prohibit OAS from executing portfolio transactions for the Funds. If OAS receives any special cash compensation or non-cash compensation from Distributor relating to the Funds, OAS agrees to disclose such compensation to its Customers to the extent required by applicable law.

(c)                                  OAS will furnish Distributor with such information as shall reasonably be requested by the Board of Directors of the Fund with respect to the 12b-1 distribution fees.

(d)                                 Distributor shall furnish to the Funds’ Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the 12b-1 Plan and the purposes for which such expenditures were made.

29.                               12b-1 Fees. To the extent OAS provides services under the 12b-1 Plan as set forth on Schedule B, Distributor, for and on behalf of the applicable Investor Class shares of the Funds, shall calculate and pay to OAS a fee of 0.25% of the average daily net assets of Investor Class shares of the Fund (computed on an annual basis) which are owned of record by OAS as nominee for its Customers or which are owned by those Customers of OAS whose records, as maintained by the Funds or their agent, designate OAS as the Customer’s dealer or service provider of record. Distributor reserves the right to increase, decrease or discontinue the fee at any time in Distributor’s sole discretion upon written notice to OAS.

Distributor shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current Prospectus, and pay to OAS, on the basis of such determination, the fee specified above, to the extent permitted under the 12b-1 Plan. No such fee will be paid to OAS with respect to shares purchased by OAS and redeemed or repurchased by the Fund, its agent or Distributor within seven business days after the date of Distributor’s confirmation of such purchase. In addition, no such fee will be paid to OAS with respect to any of OAS’s Customers if the amount of such fee based upon the value of such Customers’ shares will be less than $25.00. Payment of such fee shall be made promptly after the close of each quarter for which such fee is payable.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Randall P. North
Signature

Title:	Managing Director

BAIRD FUNDS, INC.

By:	/s/ Heidi Schneider
Signature

Title:	Treasurer

AMERICAN UNITED LIFE INSURANCE
COMPANY

By:	/s/ Steven Kofkoff
Signature

Title:	VP, RS Strategy and Product Management

ONEAMERICA SECURITIES, INC.

By:	/s/ Matthew T. Fleetwood
Signature

Title:	President

Schedule A

Funds

(a)                                 This Agreement shall apply to the following Funds and classes of shares:

Equity Funds

Baird MidCap Fund (Investor Class and Institutional Class)

Baird Small/Mid Cap Growth Fund (Investor Class and Institutional Class)

Baird Small/Mid Cap Value Fund (Investor Class and Institutional Class)

Baird SmallCap Value Fund (Investor Class and Institutional Class)

Chautauqua Global Growth Fund (Investor Class and Institutional Class)

Chautauqua International Growth Fund (Investor Class and Institutional Class)

Fixed Income Funds

Baird Ultra Short Bond Fund (Investor Class and Institutional Class)

Baird Short-Term Bond Fund (Investor Class and Institutional Class)

Baird Intermediate Bond Fund (Investor Class and Institutional Class)

Baird Aggregate Bond Fund (Investor Class and Institutional Class)

Baird Core Plus Bond Fund (Investor Class and Institutional Class)

Baird Quality Intermediate Municipal Bond Fund (Investor Class and Institutional Class)

Baird Short-Term Municipal Bond Fund (Investor Class and Institutional Class)

Baird Core Intermediate Municipal Bond Fund (Investor Class and Institutional Class)

Baird Municipal Bond Fund (Investor Class and Institutional Class)

Baird Strategic Municipal Bond Fund (Investor Class and Institutional Class)

Schedule B

The Services

Administrative Services

To the extent required by applicable law, Company or its Designees shall perform the following Services. Such Services shall be the responsibility of AUL and shall not be the responsibility of the Funds, Baird Funds or Distributor:

1.                                      To facilitate Shareholders’ beneficial ownership of shares of any Fund, Company shall provide or arrange to provide adequate facilities and procedures to: (a) establish and maintain Fund investments on behalf of Shareholders within accounts on Company’s transaction processing and recordkeeping system, and (b) access Shareholders’ current Fund information including, but not limited to, share balances, dividend information and transaction history.

2.                                      Company shall support Shareholder service inquiries from Shareholders who maintain accounts with Company.

3.                                      Company’s transaction processing system shall enable Shareholders to purchase, redeem and exchange shares of Funds available through Company. If Company has established omnibus accounts, Company shall facilitate the settlement of Shareholder transactions in each Fund.

4.                                      AUL shall maintain all records required under, and in accordance with, applicable law for each Shareholder who holds shares of any Fund in a AUL or OAS account and for each Fund, which records shall, without limitation include:

(a)                                 Number of shares;

(b)                                 Date and price of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

(c)                                  Name and address of each Shareholder, including zip codes and tax identification numbers;

(d)                                 Records of distributions and dividend payments;

(e)                                  Any transfers of shares; and

(f)                                   Such other records relating to Shareholders as may be required by applicable law.

5.                                    Company shall, in accordance with applicable law:

(a)                                 Mail Fund prospectuses, statements of additional information, and any supplements thereto, upon Customer request to the extent such materials are provided by the Baird Funds or its affiliates to Company;

(b)                                 Respond to Shareholder inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

(c)                                  Mail certain Fund-related materials such as updated prospectuses, annual and semi-annual reports, proxy statements, and other appropriate shareholder communications to Shareholders who hold shares of such Fund to the extent such materials are provided by the Baird Funds or its affiliates to Company.

6.                                      With respect to each Shareholder’s ownership of, or transactions with respect to, any Fund, Company shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting, among other things, (a) dividends and other distributions made, (b) amounts withheld on dividends and other distributions and payments under applicable laws, and (c) gross proceeds of sales transactions as required.

7.                                      Company shall use reasonable diligence to ensure that the purchase of shares of a Fund by Customers pursuant to this Agreement are in accordance with the terms of the applicable Fund prospectus, including the minimum investment applicable to each Fund.

8.                                      With respect to each Shareholder holding Fund investments through Company, Company shall deliver or cause to be delivered to such Shareholder monthly statements when there has been activity in such Shareholder’s account during such month, or quarterly statements during periods when there has been no monthly account activity. Statements shall include transaction detail for the statement period for each Fund in which shares were purchased, redeemed or exchanged, and a summary of the number of Fund shares owned and share value thereof as of the statement date to the extent such value is provided by the Fund.

9.                                      Company shall generate a written confirmation of each purchase, redemption and exchange transaction affecting each Shareholder’s Fund investments held through Company and such confirmation shall be distributed to Shareholders through or on behalf of Company.

10.                               In the event cash dividends are received by the Company for payment to Shareholders, Company shall distribute to Shareholders all such dividends in a timely manner and shall be solely responsible for any liabilities arising from dividend payments reported by Shareholders as lost, stolen, materially altered or forged.

11.                               Subsequent to any Shareholder’s acquisition of shares of a Fund by purchase or exchange, Company shall provide to such Shareholder a confirming prospectus for such Fund to the extent such prospectus is required under applicable law with respect to such acquisition. The

Baird Funds or its affiliates shall supply, at its own expense, to Company such number of prospectuses as are reasonably requested by Company to comply with such requirement.

12b-1 Related Services

OAS or its Designees shall perform distribution and marketing services in the promotion of Fund shares, including the following:

1.                                      Distribution of Fund shares to customers.

2.                                      Printing and distribution of advertising and sales literature.

3.                                      Assistance to OAS’s customers who own Fund shares including, but not limited to, answering inquiries regarding the Fund and assisting in changing account designations and addresses.

4.                                      Other promotional activities upon request of the Distributor.

Schedule C—Account Information

(for Accounts to have Dividends and Capital Gains Reinvested automatically)

Note: Do not use form if trading via Fund/SERV

1.	Entity in whose name each Account will be opened:
Mailing address:

2.	Employer ID number (For internal usage only):

3.	Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name:	Phone:
Name:	Phone:
Name:	Phone:
Name:	Phone:

4.	Will the Accounts have telephone exchange? ☐ Yes ☐ No

(This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Account.)

5.	Will the Accounts have telephone redemption? ☐ Yes ☐ No

(This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6.	All dividends and capital gains will be reinvested automatically.

7.	Instructions for all outgoing wire transfers:

8.                                      If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Services Agreement between the Company, Baird Funds, Inc. and Robert W. Baird & Co. Incorporated.

9.                                      Company certifies under penalty of perjury that:

(i)                                    The number shown on this form is the correct Employer ID number (or that Company is waiting to be issued an Employer ID number), and

(ii)                                Company is not subject to backup withholding because (a) Company is exempt from backup withholding, or (b) Company has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding.

(Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

The IRS does not require Company’s consent to any provision of this document other than the certifications required to avoid backup withholding.

(Signature of Authorized Officer)	(Date)

(Company shall inform Baird Funds and Distributor of any changes to information provided in this Account Information Form pursuant to Section 23 of the Agreement.)

Please Note: Distributor employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.

Schedule C—Account Information

(for Accounts to have Dividends and Capital Gains Paid Out)

Note: Do not use form if trading via Fund/SERV

1.	Entity in whose name each Account will be opened:
Mailing address:

2.	Employer ID number (For internal usage only):

3.	Authorized contact persons: The following persons are authorized on behalf of the Company to effect transactions in each Account:

Name:	Phone:
Name:	Phone:
Name:	Phone:
Name:	Phone:

4.	Will the Accounts have telephone exchange? ☐ Yes ☐ No

(This option lets Company redeem shares by telephone and apply the proceeds for purchase in another identically registered Account.)

5.	Will the Accounts have telephone redemption? ☐ Yes ☐ No

(This option lets Company sell shares by telephone. The proceeds will be wired to the bank account specified below.)

6.	All dividends and capital gains will NOT be reinvested automatically.

7.	Instructions for all outgoing wire transfers:

8.                                      If this Account Information Form contains changed information, the undersigned authorized officer has executed this amended Account Information Form as of the date set forth below and acknowledges the agreements and representations set forth in the Services Agreement between the Company, Baird Funds, Inc. and Robert W. Baird & Co. Incorporated.

9.                                      Company certifies under penalty of perjury that:

(i)                                    The number shown on this form is the correct Employer ID number (or that Company is waiting to be issued an Employer ID number), and

(ii)                                Company is not subject to backup withholding because (a) Company is exempt from backup withholding, or (b) Company has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified the Company that it is no longer subject to backup withholding.

(Cross out (ii) if Company has been notified by the IRS that it is subject to backup withholding because of underreporting interest or dividends on its tax return.)

The IRS does not require Company’s consent to any provision of this document other than the certifications required to avoid backup withholding.

(Signature of Authorized Officer)	(Date)

(Company shall inform Baird Funds and Distributor of any changes to information provided in this Account Information Form pursuant to Section 23 of this Agreement.)

Please Note: Distributor employs reasonable procedures to confirm that instructions communicated by telephone are genuine and may not be liable for losses due to unauthorized or fraudulent instructions. Please see the prospectus for the applicable Fund for more information on the telephone exchange and redemption privileges.

Schedule D — Contact Information

Contact person to receive fees:

Name:
Title:
Company Name:
Address:
City, State, Zip:
Phone Number:
Fax Number:
E-mail address:

Schedule E — Large Trade Notification

If you will place, or anticipate placing, a purchase order for a Fund’s Shares at or above the applicable threshold identified in the table below, please provide the requisite prior notification to Distributor of the trade.

Please call Distributor at 800-444-9102, you will be asked the anticipated dollar amount/or share amount and the expected trade date.

Hit option 2 to speak with one of Distributor’s specialists. Please provide your name and contact information in the event of any questions or settlement issues.

The Baird Funds try to closely monitor all significant flows in order to best manage their cash positions. Therefore, the Baird Funds would appreciate the underlying client’s name in order to line up the expected flow with any previously disclosed flows that may have been communicated to the Baird Funds from another party.

Notification Levels:
Courtesy Level
		asked for by Noon	Required Level*
		Central Time on	One Day prior to
Fund Name (alpha sort)	Tickers	Trade Date	Trade Date
Baird Aggregate Bond	BAGIX/BAGSX	$20 Million	$100 Million
Baird Core Intermediate	BMNIX/BMNSX	$5 Million	$20 Million
Municipal Bond
Baird Core Plus Bond	BCOIX/BCOSX	$20 Million	$100 Million
Baird Intermediate Bond	BIMIX/BIMSX	$20 Million	$100 Million
Baird MidCap Fund	BMDIX/BMDSX	$1 Million	$5 Million
Baird Small/Mid Cap Growth Fund	BSGIX/BSGSX	$500,000	$1 Million
Baird Quality Intermediate Municipal Bond	BMBIX/BMBSX	$5 Million	$20 Million
Baird Short Term Bond Fund	BSBIX/BSBSX	$20 Million	$100 Million
Baird Short-Term Municipal Bond	BTMIX/BTMSX	$5 Million	$20 Million
Baird Small/Mid Cap Value Fund	BMVIX/BMVSX	$1 Million	$5 Million
Baird SmallCap Value Fund	BSVIX/BSVSX	$1 Million	$5 Million
Baird Ultra Short Bond Fund	BUBIX/BUBSX	$5 Million	$20 Million
Chautauqua Global Growth Fund	CCGIX/CCGSX	$500,000	$1 Million
Chautauqua International Growth Fund	CCWIX/CCWSX	$500,000	$1 Million
Baird Municipal Bond Fund	BMQIX/BMQSX	$1 Million	$1 Million
Baird Strategic Municipal Bond Fund	BSNIX/BSNSX	$1 Million	$1 Million

*Trades above this level without a notification may be rejected.